Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Epcylon Technologies Inc. on Form 10-Q for the quarter ended February 28, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter George, Chief Executive Officer and Principal Executive Officer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 14, 2014

By:	/s/ Peter George
Name:	Peter George
Title:	Chief Executive Officer and Director
(Principal Executive Officer)